                                                                   EXHIBIT 99.1
                                                                   ------------


                                                       INVESTOR CONTACT:
                                                       Claudia Pieropan
                                                       Chief Financial Officer
                                                       (949) 936-8122
                                                       www.hineshorticulture.com
                                                       -------------------------


                HINES HORTICULTURE REPORTS THIRD QUARTER RESULTS
                      SALES UP $6.3 MILLION FOR THE QUARTER
                       COMPANY COMPLETES DEBT REFINANCING

Irvine, California - November 6, 2003 - Hines Horticulture, Inc. (NASDAQ: HORT) today reported operating results for the third quarter and nine month period ended September 30, 2003.

THIRD QUARTER RESULTS
---------------------
Net sales for the quarter were up $6.3 million to $51.3 million from $45.0 million a year ago. During the third quarter, increased sales of bedding plants in the South were driven by favorable weather conditions, strong fall programs, and store service programs established earlier in the year that increased sales volume. In the Northeast, sales of both shrubs and bedding plants were strong during the quarter because adverse weather conditions that persisted late into spring pushed consumer purchases back into the summer months. We also saw strong sales of shrubs and perennials in the Rocky Mountain and Midwest markets.

Gross profit for the third quarter increased to $23.9 million from $21.3 million for the comparable period in 2002 due to higher sales. As a percentage of net sales, gross profit for the quarter declined to 46.5% from 47.4% in 2002. This percentage decrease was primarily driven by increased scrap rates for bedding plants in the third quarter and the need for selective price discounting during the quarter to facilitate the sale of overstocked product, both of which resulted from the late emergence of spring in the Midwest and Northeast.

The Company had an operating loss for the third quarter of $0.9 million compared to an operating loss of $3.1 million in 2002 mainly due to the increase in sales.

Other expenses for the quarter were $15.3 million compared with $8.9 million a year ago. The increase was primarily due to the $9.2 million loss on debt extinguishment resulting from the Company's debt refinancing during the quarter. This was somewhat offset by the impact of the fair value adjustment on the Company's interest rate swap as the financing costs for the third quarter included income of $0.9 million relating to the fair value adjustment compared with a charge of $2.0 million in 2002.

The loss from continuing operations for the third quarter of 2003 was $9.5 million, or ($0.43) per diluted share, versus a loss of $7.1 million, or ($0.32) per diluted share, last year. During the quarter, the Company recorded income from discontinued operations, net of tax, of $4.0 million as a result of receiving a tax refund from the Canadian government relating to the sale of the Sun Gro business that occurred in 2002. The Company's net loss for the third quarter was $5.5 million, or ($0.25) per diluted share, compared with a net loss of $7.1 million, or ($0.32) per diluted share, last year.

NINE-MONTH RESULTS
------------------
Net sales for the nine months ended September 30, 2003 were $297.7 million compared with $295.9 million a year ago. This increase was driven primarily by strong sales of patio-ready type products due to improved market penetration in the Midwest and Northeast markets, robust sales of bedding plants in the South as discussed above, and expanded sales of shrubs and perennials in the Rocky Mountain and Midwest markets. These increases were somewhat offset by the soft retail environment we experienced during the first quarter of 2003 and sluggish sales during the first six months of the year in the Midwest and Northeast resulting from cold, wet weather that persisted late into spring. Sales were also down for bedding plants in Colorado and the Southwest during the period, primarily due to overcapacity in the market.

Gross profit was $153.2 million compared to $151.7 million in 2002 mainly due to higher sales. As a percentage of net sales, gross profit increased to 51.5% from 51.3% in the comparable period in 2002 because of better inventory management through our store service programs and certain changes in product mix toward higher margin items. The year-to-date increase in gross margins was moderated by the margin decrease during the third quarter as discussed above.

Operating income for the period was $46.1 million compared with $48.4 million last year. This difference was heavily impacted by $1.6 million of severance costs during the first nine months of 2003 and $2.1 million of income from the sale of our property in Hillsboro, Oregon during the comparable period in 2002. A $2.2 million increase in distribution costs during the first nine months of 2003 was partially offset by a $1.8 million reduction in general and administrative expenses during the period.

Other expenses for the period increased to $29.5 million compared with $27.1 million a year ago due mainly to the loss on debt extinguishment during the third quarter. Income from continuing operations for the period was $9.8 million, or $0.44 per diluted share, versus income of $12.5 million, or $0.56 per diluted share, last year. As a result of the Canadian tax refund recorded during the third quarter, the Company had income from discontinued operations, net of tax, of $4.0 million during 2003 compared to a loss of $7.0 million during 2002. This resulted in net income for the period of $13.8 million, or $0.62 per diluted share, compared with a net loss of $49.6 million, or ($2.25) per diluted share, last year. The net loss during 2002 was heavily impacted by a $55.1 million charge stemming from the adoption of SFAS NO. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS."

COO HIGHLIGHTS
--------------
Chief Operating Officer, Robert A. Ferguson, stated, "We are very pleased with our third quarter performance, particularly with the $6.3 million of incremental sales we generated during the period. After being down by more than $10 million in sales heading into April, we've made up a lot of ground over the last two quarters, and our year-to-date sales at the end of September are now ahead of last year's mark. This is a real testament to the tremendous job done by our professional selling organization and the enormous effort given by all of our employees to make this a successful year."

"We are also extremely pleased to have completed the refinancing of our debt during the third quarter, which included the issuance of $175 million of 10.25% senior notes and a new $185 million senior credit facility. This is an important strategic step for Hines that extends the maturity of our debt and provides us with significantly greater financial and operating flexibility."

"Despite these accomplishments, we still see many challenges ahead as we look toward the fourth quarter and the beginning of 2004. We continue to face a tough retail environment as well as some significant upward pressure on costs. During the coming months, we will continue to diligently follow the management plan that we laid out in early February, focusing our efforts on generating incremental sales and realigning our business to maximize the value we bring to our shareholders and customers, while managing our costs and improving operating efficiencies. We are confident that we are taking the appropriate actions to improve our performance during these challenging times and we are optimistic that we will continue to make progress with these initiatives," Ferguson concluded.

ABOUT HINES
-----------
Hines Horticulture is a leading operator of commercial nurseries in North America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as Home Depot, Lowe's and Wal-Mart.

The Company's quarterly earnings conference call will be held at 4:45 p.m. EST on Thursday November 6, 2003. This call can be accessed live at Hines Horticulture's web site at www.hineshorticulture.com, where it will also be available for replay for one year. The webcast is also being distributed over CCBN's Investor Distribution Network, where individual investors can listen to the call at www.fulldisclosure.com, and institutional investors can access the call via CCBN's password-protected event management site at www.streetevents.com.

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, prospects, developments, expectations, intentions and other statements contained in the press release that are not historical facts.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2002 and the Company's Form 10-Q for the quarter ended June 30, 2003. These factors include, but are not limited to, general economic trends and seasonality, general agricultural conditions, our substantial leverage and ability to service our debt, restrictive covenants under our debt facilities, competitive practices in the industry in which we compete, fluctuations in our operating costs, revenues and cash flows from operations, our dependence on a limited number of key customers and the other factors set forth in such filings.

The Company's annual report and SEC filings, as well as news releases and other supplementary financial data are available by accessing the Company's website at www.hineshorticulture.com.

                                - Tables Follow -

                                                      HINES HORTICULTURE, INC.
                        RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                            (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                                             (UNAUDITED)

                                             NOTE: SEE ACCOMPANYING FOOTNOTES ON PAGE 11

                                                       Footnotes        Three Months Ended                Nine Months Ended
                                                       ---------   ------------------------------    ------------------------------
                                                                   September 30,    September 30,    September 30,    September 30,
                                                                       2003             2002             2003             2002
                                                         (2)                                                            Restated
                                                                   -------------    -------------    -------------    -------------
Sales, net                                                         $     51,302     $     45,049     $    297,693     $    295,918
Cost of goods sold                                                       27,449           23,700          144,458          144,237
                                                                   -------------    -------------    -------------    -------------

Gross profit                                                             23,853           21,349          153,235          151,681
% OF SALES                                                                 46.5%            47.4%            51.5%            51.3%

Selling and distribution expenses                                        18,782           18,492           87,938           85,993
General and administrative expenses                                       5,753            5,992           17,550           19,424
Other operating expenses (income)                                           203              (18)           1,635           (2,121)
                                                                   -------------    -------------    -------------    -------------
Total operating expenses                                                 24,738           24,466          107,123          103,296
                                                                   -------------    -------------    -------------    -------------

Operating (loss) income                                                    (885)          (3,117)          46,112           48,385
% OF SALES                                                                -1.7%            -6.9%             15.5%            16.4%

   Interest expense                                                       5,730            5,770           18,466           19,232
   Loss on debt extinguishment                           (3)              9,235               --            9,235            1,739
   Interest rate swap agreement (income) expense                           (852)           2,043           (1,496)           2,806
   Amortization of deferred financing expenses                            1,140            1,047            3,328            3,332
                                                                   -------------    -------------    -------------    -------------
                                                                         15,253            8,860           29,533           27,109
                                                                   -------------    -------------    -------------    -------------

(Loss) income before income taxes                                       (16,138)         (11,977)          16,579           21,276
Income tax (benefit) expense                                             (6,645)          (4,910)           6,798            8,727
                                                                   -------------    -------------    -------------    -------------
(Loss) income from continuing operations                                 (9,493)          (7,067)           9,781           12,549

Income (loss) from discontinued operations, net of tax                    4,013               --            4,013           (6,978)
Cumulative effect of change in accounting principle,
   net of tax                                                                --               --               --          (55,148)
                                                                   -------------    -------------    -------------    -------------

Net (loss) income                                                  $     (5,480)    $     (7,067)    $     13,794     $    (49,577)
                                                                   =============    =============    =============    =============


Basic and diluted earnings per share:                    (4) & (5)
   (Loss) income per common share from continuing
      operations                                                   $      (0.43)    $      (0.32)    $       0.44     $       0.56
   Income (loss) per common share from discontinued
      operations                                                   $       0.18     $         --     $       0.18     $      (0.32)
   Cumulative effect of change in accounting principle             $         --     $         --     $         --     $      (2.49)
                                                                   -------------    -------------    -------------    -------------

   Net (loss) income per common share                              $      (0.25)    $      (0.32)    $       0.62     $      (2.25)
                                                                   =============    =============    =============    =============

Weighted average shares outstanding-Basic                            22,072,549       22,072,549       22,072,549       22,072,549
                                                                   =============    =============    =============    =============
Weighted average shares outstanding-Diluted                          22,072,549       22,072,549       22,072,549       22,108,668
                                                                   =============    =============    =============    =============

EBITDA                                                             $     (7,785)    $       (907)    $     43,882     $     53,161
                                                                   =============    =============    =============    =============
Adjusted EBITDA                                                    $      1,653     $       (925)    $     54,752     $     52,779
                                                                   =============    =============    =============    =============

                                                                 7

                                            HINES HORTICULTURE, INC.
                                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                             (Dollars in thousands)

                            ASSETS                             September 30,                  |   December 31,
                                                                   2003            2002       |       2002
                                                               ------------    ---------------|---------------
                                                                (Unaudited)     (Unaudited)   |
                                                                                 Restated     |
Current assets:                                                                               |
     Cash                                                      $        --     $        --    |   $        --
     Accounts receivable, net                                       34,784          33,833    |        25,838
     Inventories                                                   162,580         157,789    |       169,981
     Prepaid expenses and other current assets                       8,969           9,507    |         6,672
                                                               ------------    ---------------|---------------
                                                                                              |
                                      Total current assets         206,333         201,129    |       202,491
                                                               ------------    ---------------|---------------
                                                                                              |
Fixed assets, net                                                  137,236         139,619    |       140,239
Deferred financing expenses, net                                    11,032           7,999    |         7,137
Deferred income taxes                                               16,020          10,255    |        12,966
Goodwill                                                            42,979          43,140    |        42,979
                                                               ------------    ---------------|---------------
                                                                                              |
                                              Total assets     $   413,600     $   402,142    |   $   405,812
                                                               ============    ===============|===============
                                                                                              |
                 LIABILITIES AND SHAREHOLDERS' EQUITY                                         |
                                                                                              |
Current liabilities:                                                                          |
     Accounts payable                                          $    13,432     $    13,014    |   $    12,321
     Accrued liabilities                                            11,629          11,674    |        10,911
     Accrued payroll and benefits                                    9,366          10,678    |         6,845
     Accrued interest                                                  395           3,567    |         6,034
     Long-term debt, current portion                                 3,900          10,584    |        17,585
     Borrowings on revolving credit facility                        27,398          59,250    |        72,750
     Deferred income taxes                                          71,808          67,716    |        63,994
                                                               ------------    ---------------|---------------
                                 Total current liabilities         137,928         176,483    |       190,440
                                                               ------------    ---------------|---------------
                                                                                              |
Long-term debt                                                     211,198         171,660    |       164,829
Derivative liability                                                 6,534           9,211    |         8,741
Other liabilities                                                    1,128              --    |            --
                                                                                              |
Shareholders' equity                                                56,812          44,788    |        41,802
                                                               ------------    ---------------|---------------
                                                                                              |
                Total liabilities and shareholders' equity     $   413,600     $   402,142    |   $   405,812
                                                               ============    ===============|===============

                                                     8

                                                   HINES HORTICULTURE, INC.
                                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       Nine Months Ended September 30, 2003 and 2002 and Year Ended December 31, 2002
                                                    (Dollars in thousands)

                                                                                                             |   Year Ended
                                                                            Nine Months Ended September 30,  |  December 31,
                                                                                2003               2002      |      2002
                                                                           -------------     ----------------|---------------
                                                                            (Unaudited)        (Unaudited)   |
                                                                                                Restated     |
                                                                                                             |
CASH FLOWS FROM OPERATING ACTIVITIES:                                                                        |
   Net income (loss)                                                       $     13,794      $    (49,577)   |  $    (52,703)
   (Income) loss from discontinued operations                                    (4,013)            6,978    |         5,413
   Adjustments to reconcile net income (loss) to net cash                                                    |
        provided by operating activities -                                                                   |
        Cumulative effect of change in accounting principle                          --            55,148    |        55,148
        Depreciation                                                              7,005             6,515    |         8,565
        Amortization of deferred financing costs                                  3,328             3,332    |         4,383
        Interest rate swap agreement (income) expense                            (1,496)            2,806    |         2,573
        Loss (gain) on sale of fixed assets                                          73            (2,121)   |        (2,793)
        Loss on debt extinguishment                                               9,235             1,739    |         1,739
        Deferred income taxes                                                     6,798             8,329    |         5,456
                                                                           -------------     ----------------|---------------
                                                                                 34,724            33,149    |        27,781
                                                                                                             |
   Change in working capital accounts:                                                                       |
        Accounts receivable                                                      (9,270)           (5,651)   |         2,344
        Inventories                                                               7,379             6,886    |        (5,306)
        Prepaid expenses and other current assets                                  (839)            1,029    |            42
        Accounts payable and accrued liabilities                                 (1,952)            5,393    |         4,851
                                                                           -------------     ----------------|---------------
   Change in working capital accounts                                            (4,682)            7,657    |         1,931
                                                                           -------------     ----------------|---------------
                                                                                                             |
                            Net cash provided by operating activities            30,042            40,806    |        29,712
                                                                           -------------     ----------------|---------------
                                                                                                             |
CASH FLOWS FROM INVESTING ACTIVITIES                                                                         |
        Purchase of fixed assets                                                 (4,173)           (4,533)   |        (7,209)
        (Payments for) proceeds from sale of discontinued operations               (500)           (4,320)   |       118,948
        Net cash provided by (used by) discontinued operations                       --           119,262    |        (4,320)
        Proceeds from sale of fixed assets                                           --             3,143    |         3,584
        Leasehold incentive proceeds                                              1,150                --    |            --
        Acquisitions, adjusted                                                       --            (1,426)   |        (1,265)
                                                                           -------------     ----------------|---------------
                                                                                                             |
                   Net cash (used in) provided by investing activities           (3,523)          112,126    |       109,738
                                                                           -------------     ----------------|---------------
                                                                                                             |
CASH FLOWS FROM FINANCING ACTIVITIES                                                                         |
        Net repayments on revolving line of credit                              (45,352)          (40,750)   |       (27,250)
        Proceeds from the issuance of long-term debt                            215,000                --    |            --
        Repayments of long-term debt                                           (180,533)         (107,982)   |      (108,000)
        Deferred financing costs                                                (10,101)           (4,200)   |        (4,200)
        Penalty on early payment of subordinated notes                           (5,533)               --    |            --
                                                                           -------------     ----------------|---------------
                                                                                                             |
                                Net cash used in financing activities           (26,519)         (152,932)   |      (139,450)
                                                                           -------------     ----------------|---------------
                                                                                                             |
                                                                                                             |
NET INCREASE IN CASH                                                                 --                --    |            --
                                                                                                             |
CASH, beginning of period                                                            --                --    |            --
                                                                           -------------     ----------------|--------------
                                                                                                             |
CASH, end of period                                                        $         --      $         --    |  $         --
                                                                           =============     ================|===============

                                                             9

                            HINES HORTICULTURE, INC.
                   RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)
                   NOTE: SEE ACCOMPANYING FOOTNOTES ON PAGE 11


"EBITDA" means income before interest expense, provision for income taxes and depreciation and amortization. "Adjusted EBITDA" is EBITDA plus severance costs, loss on early debt extinguishment and certain losses on disposal of fixed asset, less gain (loss) on sale of fixed assets. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles, which we refer to as GAAP. These measures are not calculated in the same manner by all companies and accordingly are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies. We have presented EBITDA and Adjusted EBITDA solely as supplemental disclosure because we believe they allow for a more complete analysis of our results of operations and we believe that EBITDA and Adjusted EBITDA are useful to investors because EBITDA and Adjusted EBITDA are commonly used to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA and Adjusted EBITDA are also used in covenants in credit facilities and high yield debt indentures to measure the borrower's ability to incur debt and for other purposes, and may be the preferred measure for these purposes. EBITDA and Adjusted EBITDA are not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. EBITDA and Adjusted EBITDA are calculated as follows:

                                 Footnotes               Three Months Ended                 Nine Months Ended
                                 ---------          ------------------------------    ------------------------------
                                                    September 30,    September 30,    September 30,    September 30,
                                    (1)                 2003             2002             2003             2002
                                                                                                         Restated
                                                    ------------     ------------     ------------     ------------
Net (loss) income                                   $    (5,480)     $    (7,067)     $    13,794      $   (49,577)
Cumulative effect of change in accounting
  principle, net of tax                                      --               --               --           55,148
(Income) loss from discontinued operations, net
  of tax                                                 (4,013)              --           (4,013)           6,978
Income tax (benefit) provision                           (6,645)          (4,910)           6,798            8,727
Amortization of deferred financing expenses               1,140            1,047            3,328            3,332
Interest rate swap agreement (income) expense              (852)           2,043           (1,496)           2,806
Interest expense                                          5,730            5,770           18,466           19,232
Depreciation and amortization expense                     2,335            2,210            7,005            6,515

                                                    ------------     ------------     ------------     ------------
EBITDA                                              $    (7,785)     $      (907)     $    43,882      $    53,161
                                                    ------------     ------------     ------------     ------------

Loss on debt extinguishment                               9,235               --            9,235            1,739
Severance expenses                                          203               --            1,562               --
(Gain) loss on disposal of fixed assets                      --              (18)              73           (2,121)
                                                    ------------     ------------     ------------     ------------

Adjusted EBITDA                                     $     1,653      $      (925)     $    54,752      $    52,779
                                                    ============     ============     ============     ============

                                                        10

                            HINES HORTICULTURE, INC.
                  (FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS)
                             (DOLLARS IN THOUSANDS)

GENERAL:
--------

(1) On March 27, 2002, the Company sold the assets of Sun Gro Horticulture, Inc. and the stock of Sun Gro Horticulture Canada Ltd. ("Sun Gro"), its growing media business, to the Sun Gro Horticulture Income Fund, a newly established Canadian income fund. Accordingly, the Company's consolidated financial statements have been restated to reflect the financial position, results of operations and cash flows of the Sun Gro business as discontinued operations.

(2) The Company restated its consolidated financial statements for the first quarter of fiscal 2002. The restatement reflects an adjustment in the amount of $5,236 to the loss from discontinued operations, net of tax, as a result of a reclassification of the cumulative foreign currency translation adjustment in accumulated other comprehensive income to the loss from discontinued operations, and an adjustment in the amount of $3,198 to the loss from discontinued operations, net of tax, that had been previously recorded in the quarter ended June 30, 2002 and is now recorded in the quarter ended March 31, 2002. The net effect of these adjustments for the nine months ended September 30, 2002 is an $8,434 decrease to the income from discontinued operations, from an income of $1,456 as previously reported to a restated loss of $6,978.

         In addition, effective January 1, 2002, Hines adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). Under SFAS No. 142, goodwill will no longer be amortized, but will be subject to a periodic test for impairment based upon fair values. SFAS No. 142 requires that goodwill be tested annually for impairment using a two-step process. The first step is to identify a potential impairment. The second step is to measure the amount of the impairment loss. In the year of adoption, the initial testing must be done as of the beginning of the fiscal year. For this transition testing, the first step must be completed within six months and the second step must be completed by the end of the Company's fiscal 2002 year.

         The Company completed the first step of the transition testing by June 30, 2002 and completed the second step by December 31, 2002. As a result, the pre-tax impairment charge related to goodwill as of January 1, 2002 was determined to be $78,757. As required by SFAS No. 142, the impairment charge was recorded net of its associated $23,609 tax benefit in the first quarter as a cumulative change in accounting principle, effective as of January 1, 2002. Net income was reduced by the amount of the after-tax impairment charge.

INCOME STATEMENT:
-----------------

(3) In September 2003, the Company completed its refinancing. The Company used the proceeds to pay off existing debt, which resulted in a loss of $7,888 related to the write-off of unamortized financing costs and other early extinguishment expenses. In addition, due to the extinguishment of debt, the Company also wrote off the remaining amounts in other comprehensive income of $1,347, which were incurred when the Company entered into its swap agreement. In 2002, the Company received net proceeds of approximately $119,000 from the sale of the Sun Gro business, which were used to pay down outstanding debt. The early extinguishment of debt resulted in a loss related to the write-off of unamortized financing costs of $1,739 during the three months ended March 31, 2002.

(4) Basic earnings per common share are calculated by dividing income applicable to common shareholders by the average common shares outstanding during the period.

(5) Diluted earnings per common share are calculated by dividing income applicable to common shareholders by the average common shares and dilutive common share equivalents outstanding during the period.

                                       12